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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT


The companies listed below are all of the subsidiaries of ACR Group, Inc. as of February 28, 2002. All of the companies are wholly-owned.


                  Name of Subsidiary                State of Incorporation
           --------------------------------         ----------------------
                   ACR Supply, Inc.                         Texas
                  Total Supply, Inc.                        Texas
                  Valley Supply, Inc.                       Texas
           Heating and Cooling Supply, Inc.                 Nevada
              Ener-Tech Industries, Inc.                  Tennessee
             Florida Cooling Supply, Inc.                   Texas
             West Coast HVAC Supply, Inc.                   Texas
                Lifetime Filter, Inc.                       Texas
         Contractors Heating and Supply, Inc.               Texas
                CAC Distributors, Inc.                      Texas